Exhibit 10.2(b)

GEF ACQUISITION CORPORATION

INDEPENDENT DIRECTOR AGREEMENT

This Independent Director Agreement (this “Agreement”), dated as of December [•], 2015, is being entered into among GEF Acquisition Corporation, a Cayman Islands exempted company (the “Company”), GECC Holdings II, LLC, a Delaware limited liability company (the “Sponsor”), Caroline Angoorly (the “Director”), and Maxim Group LLC and EarlyBirdCapital, Inc., as representatives (the “Representatives”) of the several underwriters (the “Underwriters”).

WHEREAS, the Company desires that Director serve as a member of the Board of Directors of the Company (the “Board”) for the benefit of the Company and its shareholders; and

WHEREAS, Director desires to serve on the Board for the period of time and on the terms and subject to the conditions set forth herein; and

WHEREAS, the Company anticipates conducting an underwritten initial public offering (the “Public Offering”), of 11,500,000 of the Company’s units (including up to 1,500,000 Units that may be purchased to cover over-allotments, if any, the “Units”), each comprised of one of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), and one-half of one redeemable warrant (each, a “Warrant”), with each whole Warrant entitling the holder thereof to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment and, in connection therewith, entering into an Underwriting Agreement (the “Underwriting Agreement”) by and between the Company and the Representatives; and

WHEREAS, the Units shall be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the United States Securities and Exchange Commission (the “Commission”) and the Company intends to apply to have the Units listed on the Nasdaq Capital Market.

NOW, THEREFORE, in consideration of the foregoing, the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Director hereby agrees with the Company and the Sponsor as follows:

1.          Definitions. As used herein, (i) “Business Combination” shall mean a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Capital Shares” shall mean, collectively, the Ordinary Shares and the Founder Shares; (iii) “Founder Shares” shall mean the 2,875,000 Class F ordinary shares of the Company, par value $0.0001 per share, outstanding prior to the consummation of the Public Offering (or 2,500,000 Class F ordinary shares if the over-allotment is not exercised by the Underwriters); (iv) “Private Placement Warrants ” shall mean the Warrants to purchase Ordinary Shares that will be acquired by the Sponsor for an aggregate purchase price of $4.25 million (or $4.625 million if the over-allotment is exercised by the Underwriters), or $1.00 per Warrant, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (v) “Public Shareholders” shall mean the holders of securities issued in the Public Offering; (vi) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; (vii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); and (viii) “Charter” shall mean the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time.

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2.           Director Services.

(a) Director agrees to serve as a member of the Board until the earlier of (i) her resignation, removal, death or permanent disability or (ii) termination of this Agreement pursuant to paragraph 15 hereof. Membership on the Board shall require adherence to the policies and procedures adopted by the Board and enforceable upon all directors.

(b) Director shall, for so long as she remains a member of the Board, fulfill the duties of a director of a Cayman Islands exempted company and, as requested by the Chairman of the Board, (i) meet with management and/or members of the Board, at dates and times mutually agreeable to Director and the Company, to discuss any matter involving the Company, the Public Offering or a Business Combination, and cooperate in the review of such matters, (ii) review and participate in the analysis of all materials regarding a Business Combination that are provided to the Board by management, (iii) participate in road shows relating to the Public Offering, (iv) attend due diligence meetings relating to potential Business Combinations, (v) participate in road shows relating to the Business Combination, (vi) serve as Chair of the Compensation Committee, with such duties and responsibilities as set forth in the Compensation Committee Charter and as may be determined by the Board, and (vii) present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a target business, until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company, subject to any pre-existing fiduciary and contractual obligations Director might have.

(c) Director agrees not to participate in the formation of, or become an officer or director of, any other blank check company until the Company has entered into a definitive agreement with respect to a Business Combination or the Company has failed to complete a Business Combination within the time period set forth in the Charter.

3.           Director Compensation.

(a) As partial compensation for services provided herein, for so long as Director remains a member of the Board hereunder the Company shall pay to Director cash compensation equal to $5,000 per year, paid quarterly in arrears.

(b) As partial compensation for services provided herein, the Sponsor hereby grants and shall transfer to Director 5,000 Founder Shares. Director agrees to forfeit 2,500 Founder Shares back to the Sponsor if Director no longer remains a member of the Board at any time prior to the one-year anniversary of the consummation of the Public Offering.

(c) During the term of this Agreement, the Company shall reimburse Director on a monthly basis for all reasonable out-of-pocket expenses incurred by Director in connection with fulfilling the services described in paragraph 2(b) hereof; provided, however, that Director complies with the applicable policies, practices and procedures of the Company and submits proper expense reports, receipts or similar documentation of such expenses.

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(d) Director’s status during the term of this Agreement shall be that of an independent contractor and not, for any purpose, that of an employee. All payments and other consideration made or provided to Director shall be made or provided without withholding or deduction of any kind, and Director shall assume sole responsibility for discharging all tax or other obligations associated therewith.

4.           Director Representations and Warranties.

(a) Director has full right and power, without violating any agreement to which she is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Agreement, to serve as a director on the Board and Director hereby consents to being named in the Prospectus, road show and other materials as a director of the Company.

(b) Director’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to Director’s background. Director’s questionnaire furnished to the Company is true and accurate in all respects. Director represents and warrants that: Director is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; Director has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and Director is not currently a defendant in any such criminal proceeding; and Director has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

5.           Business Combination Vote. Director agrees that if the Company seeks shareholder approval of a proposed initial Business Combination, then in connection with such proposed initial Business Combination, she shall vote all Founder Shares and any Ordinary Shares paid to her pursuant to this Agreement or acquired by her in the Public Offering or the secondary public market in favor of such proposed initial Business Combination.

6.           Failure to Consummate a Business Combination; Trust Account Waiver.

(a) Director hereby agrees that in the event that the Company fails to consummate its initial Business Combination within the time period set forth in the Charter, Director shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the Ordinary Shares sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the trust account and not previously released to the Company (less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Board, dissolve and liquidate, subject in the case of (ii) and (iii) to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. Director agrees not to propose any amendment to the Charter that would affect the substance or timing of the Company’s obligation to redeem the Offering Shares if the Company does not complete a Business Combination within the required time period set forth in the Charter unless the Company provides its public shareholders with the opportunity to redeem their Ordinary Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the trust account and not previously released to the Company, divided by the number of then outstanding public shares.

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(b) Director acknowledges that she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares. Director hereby further waives, with respect to any Ordinary Shares and Founder Shares held by her, any redemption rights she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such Business Combination or a shareholder vote to approve an amendment to the Charter that would affect the substance or timing of the Company’s obligation to redeem 100% of the Ordinary Shares if the Company has not consummated an initial Business Combination within the time period set forth in the Charter or in the context of a tender offer made by the Company to purchase Ordinary Shares (although Director shall be entitled to redemption and liquidation rights with respect to any Ordinary Shares (other than the Founder Shares) she holds if the Company fails to consummate a Business Combination within the required time period set forth in the Charter).

7.           Lock-up; Transfer Restrictions.

(a) Director agrees that she shall not Transfer any Founder Shares (the “Founder Shares Lock-up”) until the earlier of (A) one year after the completion of an initial Business Combination and (B) the date following the completion of a Business Combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (the “Founder Shares Lock-up Period”). Notwithstanding the foregoing, if, subsequent to a Business Combination, the closing price of the Ordinary Shares equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period, 50% of the Founder Shares shall be released from the Founder Shares Lock-up.

(b) Director agrees that she shall not effectuate any Transfer of Private Placement Warrants or Ordinary Shares underlying such warrants, until 30 days after the completion of a Business Combination.

(c) Notwithstanding the provisions set forth in paragraphs 7(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and Ordinary Shares underlying the Private Placement Warrants are permitted (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Sponsor or their affiliates, or any affiliates of the Sponsor (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made at or prior to the consummation of a Business Combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) by virtue of the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; (g) in the event of the Company’s liquidation prior to the completion of a Business Combination; or (h) in the event of completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the completion of a Business Combination; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

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(d) During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, Director shall not, without the prior written consent of the Representatives, Transfer any Units, Ordinary Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by her. Director acknowledges and agrees that, prior to the effective date of any release or waiver of the restrictions set forth in this paragraph 7, the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if the release or waiver is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

8.           Remedies. Director hereby agrees and acknowledges that (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by Director of his obligations under paragraphs 2(c), 5, 6, 7 and 9, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

9.           Payments by the Company. Except as disclosed in the Prospectus, neither the Sponsor, nor any affiliate of the Sponsor, nor any director or officer of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is).

10.          Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

11.          Assignment. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on Director and his successors, heirs, personal representatives and assigns.

12.          Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

13.          Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

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14.         Director and Officer Liability Insurance. The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance, and Director shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers.

15.         Termination. This Agreement shall terminate on the earlier of (i) the expiration of the Founder Shares Lock-up Period and (ii) the liquidation of the Company; provided, however, that this Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by March 31, 2016.

16.         Reliance. Director acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the Public Offering.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto enter into this Agreement as of the date first set forth above.

DIRECTOR

Caroline Angoorly

GEF ACQUISITION CORPORATION

By:
Name:
Title:

GECC HOLDINGS II, LLC

By:
Name:
Title:

MAXIM GROUP LLC

By:
Name:
Title:

EARLYBIRDCAPITAL, INC.

By:
Name:
Title:

[Signature Page to Independent Director Agreement]